SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549




                              FORM 8-K

                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 5, 1996


                           US ORDER, INC.
         (Exact name of registrant as specified in charter)


Delaware                 0-25838               54-1551807
(State or other        (Commission          (IRS Employer
jurisdiction of        File Number)       Identification No.)
incorporation)


13873 Park Center Road, Suite 353, Herndon, Virginia   22071
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:(703) 834-9480

Item 5.   Other Events

          On August 5, 1996, US Order, Inc. ("USO") and Colonial Data Technologies Corp. ("CDT") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which USO and CDT will be merged with and into Newco, a corporation to be formed (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each outstanding share of common stock of USO, $.001 par value, will be converted into one share of common stock of Newco (the "Newco Common Stock"), and each outstanding share of common stock of CDT, $.01 par value, will be converted into one share of Newco Common Stock.

     The Boards of Directors of USO and CDT have agreed to recommend approval of the Merger to their respective stockholders. The obligations of USO and CDT to consummate the Merger are subject to the satisfaction of certain conditions set forth in the Merger Agreement, including the approval of the Merger by the stockholders of USO and CDT.

     The terms of the Merger Agreement are summarized in the press release issued by USO on August 5, 1996, a copy of which is filed as an Exhibit attached hereto.


Item 7.   Exhibits

Exhibit 2.1     Agreement and Plan of Merger, dated as of August
                5, 1996, between US Order, Inc. and Colonial Data
                Technologies Corp.

Exhibit 99.1    Press Release of US Order, Inc. and Colonial Data
                Technologies Corp., dated August 5, 1996.

                             SIGNATURES



     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   US ORDER, INC.



                                   By:  /s/ Albert N. Wergley
                                       Albert N. Wergley
                                       Vice President, General
                                       Counsel and Secretary


Date: August 5, 1996

                          INDEX TO EXHIBITS


2.1       Agreement and Plan of Merger, dated as of August 5,
          1996, between US Order, Inc. and Colonial Data
          Technologies Corp.

99.1      Press Release of US Order, Inc. and Colonial Data
          Technologies Corp., dated as of August 5, 1996.